Exhibit 23.1

                          INDEPENDENT AUDITORS CONSENT

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83144) of Paragon Group, Inc. of our report dated March 21, 1997 with respect to the consolidated and combined financial statements and schedule of Paragon Group, Inc. included in the Form 10-K for the year ended December 31, 1996.


                                                               ERNST & YOUNG LLP

Dallas, Texas
March 31, 1997